UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 30, 2016
Date of Report (Date of Earliest Event)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to ule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On October 3, 2016, Sotheby's (the "Company") entered into a Share Repurchase Agreement (the “Share Repurchase Agreement”) with funds managed by Marcato Capital Management LP (the “Sellers”), pursuant to which the Company agreed to purchase 2,050,000 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) from the Sellers (the “Repurchase Transaction”) for an aggregate purchase price of $73,800,000. The Company’s payments under the Share Repurchase Agreement were funded with cash on hand.
The Company consummated the Repurchase Transaction on October 4, 2016. The Repurchase Transaction was made pursuant to a share repurchase authorization (see Item 8.01 of this Current Report on Form 8-K).
In connection with the Repurchase Transaction, the Company, the Sellers and certain of the Sellers’ affiliates (collectively and together with the Sellers, the “Marcato Parties”) entered into a Confidentiality Agreement, dated October 3, 2016 (the “Confidentiality Agreement”), pursuant to which the Company provided the Marcato Parties with certain information necessary to evaluate the decision to enter into the Share Repurchase Agreement. Pursuant to the Confidentiality Agreement, the Marcato Parties have agreed not to trade in, purchase or sell any securities of the Company until two business days after the time the Company announces earnings for the third quarter of 2016.
The foregoing descriptions of the Share Repurchase Agreement and the Confidentiality Agreement do not purport to be complete and are qualified in their entirety by reference to the respective agreement. Copies of the Share Repurchase Agreement and the Confidentiality Agreement are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01 Other Events
On September 30, 2016, the Company’s Board of Directors approved a $75 million increase to the Company’s $325 million share repurchase authorization, resulting in an updated aggregate share repurchase authorization of $400 million (less amounts already used to repurchase shares). Following the Company’s purchase pursuant to the Share Repurchase Agreement, approximately $40 million remains authorized and unused under the Company’s increased share repurchase authorization.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1	Share Repurchase Agreement, dated October 3, 2016, by and between Marcato, L.P., Marcato II, L.P., and Sotheby's
10.2
Confidentiality Agreement, dated October 3, 2016, by and between Richard T. McGuire III, Marcato Capital Management LP, Marcato, L.P., Marcato II, L.P., Marcato International Master Fund, Ltd. and Sotheby's

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ David G. Schwartz

David G. Schwartz
Senior Vice President,
Chief Securities Counsel and Corporate Secretary

Date:	October 4, 2016

Exhibit Index

Exhibit No.	Description
10.1	Share Repurchase Agreement, dated October 3, 2016, by and between Marcato, L.P., Marcato II, L.P., and Sotheby's
10.2
Confidentiality Agreement, dated October 3, 2016, by and between Richard T. McGuire III, Marcato Capital Management LP, Marcato, L.P., Marcato II, L.P., Marcato International Master Fund, Ltd. and Sotheby's

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